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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Form S-3 of our report dated October 19, 1995, on our audits of the consolidated financial statements as of August 31, 1995 and 1994, and for each of the three years in the period ended August 31, 1995 which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."





COOPERS & LYBRAND L.L.P.

Ft. Lauderdale, Florida
October 3, 1996